Palatin Announces Intent to Effect Reverse Stock Split

Common Stock Will Begin Trading on a Split-Adjusted Basis on August 31, 2022

CRANBURY, NJ – August 19, 2022 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, today announced that it intends to effect a 1-for-25 reverse split of its issued and outstanding common stock (the "Reverse Stock Split"). The Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on August 30, 2022 (the "Effective Date"), and the Company's common stock is expected to begin trading on a split-adjusted basis when the market opens on August 31, 2022.

At Palatin's Annual Meeting of Stockholders held on June 24, 2022 (the "2022 Annual Meeting"), the Company's stockholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio of not less than 1-for-10 and not more than 1-for-25, with such ratio and the implementation and timing of such Reverse Stock Split to be determined by the Company's Board of Directors in its sole discretion at any time prior to the first anniversary of the 2022 Annual Meeting.

The Board of Directors has now approved the implementation of a 1-for-25 Reverse Stock Split with the timing described above. The reverse stock split will reduce the number of shares of Palatin's common stock outstanding from approximately 231,774,000 shares to approximately 9,271,000 shares, but will not change the authorized number of shares of Common Stock, which will remain at 300,000,000 shares of Common Stock.

The Company's common stock will continue to trade on the NYSE American Stock Market under the symbol "PTN." The new CUSIP number for the common stock following the Reverse Stock Split will be 696077502.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share will instead be entitled to receive cash (rounded down to the nearest cent, without interest and subject to applicable withholding taxes) in lieu of such fractional share from the Company's transfer agent, American Stock Transfer & Trust Company, LLC, in an amount equal to the product obtained by multiplying (a) the average closing price per share of the Company's common stock as reported on NYSE American for the five trading days prior to the Effective Date, by (b) the number of shares of common stock outstanding immediately prior to the Effective Date that were converted into fractional shares. Holders of the Company's common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split. Stockholders of record will be receiving information from the Company's transfer agent regarding their common stock ownership post-Reverse Stock Split.

-More-

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin's strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin's website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin's actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin's actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:
Stephen T. Wills, CPA, MST
CFO/COO (609) 495-2200
Info@Palatin.com

Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors
Managing Director (646) 597-6992
Paul@LifeSciAdvisors.com

###